Exhibit 3.1(a)

                         CERTIFICATE OF AMENDMENT OF THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             PRINTONTHENET.COM, INC.

It is hereby certified that:

         1. The name of the corporation (hereinafter the "Corporation") is PrintOnTheNet.com, Inc.

         2. The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article First in its entirety and by substituting in lieu of said Article the following new
                  Article:

                                 "ARTICLE FIRST
                                 --------------
                                      NAME

                  The name of the corporation (hereinafter called the "Corporation") is NexPub, Inc."

         3. The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on November 21, 2000.


                                     PrintOnTheNet.com, Inc.


                                     BY: /s/ Neal J. Polan
                                         --------------------------------------
                                         Neal J. Polan, Chief Executive Officer